JOINT FILING AGREEMENT

This JOINT FILING AGREEMENT (this “Agreement”) is made and entered into as of this day of December 10, 2010, by and among Oak Street Capital SPV 1 LP; Oak Street Capital Master Fund, Ltd; Oak Street Capital Management, LLC; David Makula; Patrick Walsh; Kovitz Investment Group, LLC, Mr. Mitchell A. Kovitz and Mr. Jonathan A. Shapiro.

           The parties to this Agreement hereby agree to prepare jointly and file timely (or otherwise to deliver as appropriate) all filings on Schedule 13D (the “Filings”) required to be filed by them pursuant to Section 13(d) under the Securities Exchange Act of 1934, as amended, with respect to their respective ownership of the common stock, $0.001 par value per share, of Red Robin Gourmet Burgers, Inc., a Delaware corporation that are required to be reported on any Filing. This Agreement shall be filed as an Exhibit to the Filings.  The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such Filings, and for the completeness and accuracy of the information concerning him or it contained in such Filings and any amendments thereto, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate. Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of all such Filings.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

OAK STREET CAPITAL SPV 1 LP

By:          Oak Street Capital Management, LLC,
 its General Partner

By:          /s/ David Makula
       David Makula, Managing Member

OAK STREET CAPITAL MASTER FUND, LTD

By:        Oak Street Capital Management, LLC,
 its Investment Manager

By:          /s/ David Makula
       David Makula, Managing Member

OAK STREET CAPITAL MANAGEMENT, LLC

By:          /s/ David Makula
       David Makula, Managing Member

/s/ David Makula
David Makula, Individually

/s/ Patrick Walsh
Patrick Walsh, Individually

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

 KOVITZ INVESTMENT GROUP, LLC

By:           /s/ Mitchell A. Kovitz
       Mitchell A. Kovitz, CEO

/s/ Mitchell A. Kovitz
       Mitchell A. Kovitz, individually

/s/ Jonathan A. Shapiro
       Jonathan A. Shapiro, individually